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Exhibit (a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY
(Not to be used for Signature Guarantee)
for
Tender of Shares of Common Stock

of

Planet Payment, Inc.

Pursuant to its
Offer to Purchase dated March 14, 2016

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON APRIL 11, 2016, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION TIME").

        As set forth in Section 3 of the Offer to Purchase, dated March 14, 2016 (the "Offer to Purchase" and, together with the related Letter of Transmittal (the "Letter of Transmittal"), as they may be amended or supplemented from time to time, the "Offer"), this form must be used to accept the Offer if (1) certificates representing your shares ("shares") of common stock, $0.01 par value, of Planet Payment, Inc., a Delaware corporation (the "Company" or "Planet Payment"), are not immediately available or cannot be delivered to the Depositary prior to the Expiration Time, (2) the procedures for book-entry transfer described in the Offer to Purchase and the Letter of Transmittal cannot be completed on a timely basis or (3) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Time.

        This form, signed and properly completed, may be transmitted by facsimile or delivered by mail or overnight courier to the Depositary. See Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

        The Depositary for the Offer is:

By Mail:	By Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

By Facsimile Transmission (Eligible Institutions Only):
(617) 360-6810
 Confirm Facsimile Transmission (Call this number ONLY if you are confirming a Facsimile Transmission):
(781) 575-2332

For Information Agent Contact:

Georgeson
480 Washington Blvd., 26th Floor
Jersey City, NJ 07310
(866) 628-6079 (Toll Free)
Email: PLPM@georgeson.com

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at one of the above addresses, or by facsimile transmission, prior to the Expiration Time. Deliveries of this Notice of Guaranteed Delivery to the Company, the Dealer Manager, the Information Agent or The Depository Trust Company ("DTC") will not be forwarded to the Depositary and therefore will not constitute valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, at the price per share indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

        Number of shares to be tendered:                shares.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)
AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (SEE INSTRUCTION 4 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Purchase Price Tender," the undersigned is tendering shares at the price checked. This election could result in none of the shares being purchased if the Purchase Price selected by the Company for the shares is less than the price checked below. A STOCKHOLDER WHO WISHES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY AND/OR LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 4 TO THE LETTER OF TRANSMITTAL). The same shares cannot be tendered at more than one price, unless previously and validly withdrawn as provided in Section 4 of the Offer to Purchase.

AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $3.20	☐ $3.30	☐ $3.40	☐ $3.50	☐ $3.60

OR

(2)
PURCHASE PRICE TENDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

☐
By checking this one box INSTEAD OF ONE OF THE PRICE BOXES UNDER "Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered," the undersigned is tendering shares and is willing to accept the Purchase Price determined by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase the shares pursuant to the Offer (subject to proration). NOTE THAT THIS ELECTION IS DEEMED TO BE A TENDER OF SHARES AT THE MINIMUM PRICE UNDER THE OFFER OF $3.20 PER SHARE FOR PURPOSES OF DETERMINING THE PURCHASE PRICE IN THE OFFER, AND COULD CAUSE THE PURCHASE PRICE TO BE LOWER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE UNDER THE OFFER OF $3.20 PER SHARE. (See Section 3 of the Offer to Purchase and Instruction 5 to the Letter of Transmittal).

CHECK ONE, AND ONLY ONE, BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO PROPER TENDER OF SHARES. IF NO BOX IS CHECKED, IT WILL BE DEEMED TO BE A PURCHASE PRICE TENDER.

 ODD LOTS (See Section 1 of the Offer to Purchase and Box 6 of the Letter of Transmittal)

        Under certain conditions, stockholders holding 99 or fewer shares may have their shares accepted for payment before any proration of other tendered shares. This preference is not available to partial tenders or to beneficial or record holders of 100 or more shares in the aggregate, even if these holders have separate accounts or certificates representing 99 or fewer shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of 99 or fewer shares. The undersigned either (check one box):

☐
is the beneficial or record owner of an aggregate of 99 or fewer shares, all of which are being tendered; or

☐
is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of 99 or fewer shares and is tendering all of such shares.

In addition, the undersigned is tendering shares either (check one box):

☐
at the Purchase Price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above, but should check the box included above in the Section captioned "Purchase Price Tender"); or

☐
at the price per share indicated above in the section captioned "Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered."

CONDITIONAL TENDER (See Section 6 of the Offer to Purchase and Box 6 of the Letter of Transmittal)

        A tendering stockholder may condition his or her tender of shares upon the Company purchasing all or a specified minimum number of the shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder's responsibility to calculate the minimum number of shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering shares. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional

☐
The minimum number of shares that must be purchased from me, if any are purchased from me, is:                   shares.

        If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐
The tendered shares represent all shares held by the undersigned.

ALL STOCKHOLDERS TENDERING BY NOTICE OF GUARANTEED DELIVERY MUST COMPLETE
THE FORM BELOW AND HAVE THE GUARANTEE ON THE FOLLOWING PAGE COMPLETED

Certificate Nos. (if available)

Name(s) of Record Holders	(Please Type or Print)

Address(es)

Zip Code(s)

Daytime Area Code and Telephone Number:

Signature(s):

Dated:	, 2016

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Name of Tendering Institution:

Account Number at DTC:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.
GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is also an "eligible guarantor institution," as the term is defined in Rule 17Ad-15 (the "Eligible Institution") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees that (1) the above named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) it will deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such shares into the Depositary's account at DTC, in any such case, together with a properly completed and duly executed Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, within three business days (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:	(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:	, 2016

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(C)
ODD LOTS (See Section 1 of the Offer to Purchase and Box 6 of the Letter of Transmittal)